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                                                                    Exhibit 4(a)


                       CERTIFICATE OF TRUST


          The undersigned, the trustees of PLC Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

          (a) The name of the business trust being formed hereby (the "Trust") is "PLC Capital Trust I".

          (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890-0001
               Attention:  Corporate Trust Administration

          (c) This Certificate of Trust shall be effective as of the date of filing.


Dated:  April 10, 1997


                              /s/ Richard J. Bielen
                              -----------------------------
                              Richard J. Bielen, as Trustee

                              /s/ Jerry W. DeFoor
                              ---------------------------
                              Jerry W. DeFoor, as Trustee

                              WILMINGTON TRUST COMPANY, as Trustee

                              By:  /s/ Donald G. MacKelcan
                              -------------------------------
                              Name:  Donald G. MacKelcan
                              Title: Assistant Vice President